SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                  March 6, 2008

                              GULF RESOURCES, INC.
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)

  Delaware                          000-20936                    13-3637458
  --------                          ---------                    ----------
  State of                          Commission                   IRS Employer
  Incorporation                     File Number                  I.D. Number

        CHEMING INDUSTRIAL PARK, UNIT - HAOYUAN CHEMICAL COMPANY LIMITED,
                     SHOUGUANG CITY, SHANDONG, CHINA 262714
        -----------------------------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (646)-200-6316

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

      On March 6, 2008, Gulf Resources, Inc. (the "Company") and a group of eight investors mutually agreed to terminate the Fixed Price Standby Equity Distribution Agreement they had entered on May 7, 2007. No shares were been sold or distributed under the Agreement by, to or among any of the Parties, and none of the Parties have any rights remaining under the Agreement or arising out of the termination of the Agreement.

Item 7.01. Regulation FD Disclosure.

      The following information is furnished under Item 7.01 - Regulation FD
Disclosure:

      On March 6, 2008, Gulf Resources, Inc. issued a press release disclosing the termination of the Fixed Price Standby Equity Distribution Agreement as discussed in Item 1.02, above. A copy of such press release is attached to this report as Exhibit 99.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1 Press Release dated March 6, 2008: Gulf Resources, Inc. Announces Termination of Fixed Price Standby Equity Distribution Agreement

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 7, 2008

                                            GULF RESOURCES, INC.


                                            By: /s/ Ming Yang
                                                --------------------------------
                                                    Ming Yang
                                                    Chief Executive Officer

                                  Exhibit Index

99.1 Press Release dated March 6, 2008: Gulf Resources, Inc. Announces Termination of Fixed Price Standby Equity Distribution Agreement


                                        4